UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 3, 2008

(Date of earliest event reported)
___________________________
PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-24985		91-2118007
(Commission File Number)		(IRS Employer Identification No.)
c/o PacificNet Inc. 23/F, Tower A, TimeCourt, No.6 Shuguang Xili, Chaoyang District, Beijing, China 100028
(Address of Principal Executive Offices and zip code)

011-852-2876-2900
(Registrant’s telephone
number, including area code)

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2008, the Board of Directors (the “Board”) of PacificNet Inc. (the “Company”) by unanimous written consent appointed Stephen Crystal to serve as a member of the Board of the Company.  Mr. Crystal has been appointed to serve as an independent director of the Board.  A press release was issued on March 3, 2008 to this effect, a copy of which is attached to this report as Exhibit 99.1.

Mr. Crystal has been the Chief Executive Officer and President of TableMAX Holdings, LLC, a leading provider of electronic table games, since August 2007. Mr. Crystal is also a former board member of Las Vegas Gaming, Inc., a game management system operator as well as founder and managing member of JMC Investments, LLC, an investment company whose portfolio includes gaming real estate and operations, gaming technology, hospitality and entertainment, and franchise assets. Prior to that, Mr. Crystal co-founded Barrick Gaming Corporation, which owned and operated six hotel casinos in Las Vegas. Prior to entering the gaming world, Mr. Crystal practiced law at Armstrong Teasdale, LLP, Gage & Tucker L.C, and Wirken & King, P.C. Mr. Crystal also served as an Equal Opportunity Specialist for the United States Department of Labor from May 1990 to May 1992 and served in the New Hampshire House of Representatives from December 1988 to August 1989. Mr. Crystal received his law degree from the American University, Washington College of Law in 1992 and his Bachelor degree from Dartmouth College in Political Science in 1986.

Mr. Crystal has no family relationship with any of the executive officers or directors of the Company.  There has been no transaction in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Crystal had, or will have, direct or indirect material interest.

Item 9.01.      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release Dated March 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC.

Date: March 10, 2008	By:	/s/ Victor Tong
Name: Victor Tong
Title: President

Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated March 3, 2008